UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

ROWAN COMPANIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	1-5491	75-0759420
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056-6189
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2011, Rowan Companies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Joy Global Inc., a Delaware corporation (the “Buyer”).  Pursuant to the Purchase Agreement, the Buyer has agreed to purchase from the Company all of the issued and outstanding common stock of LeTourneau Technologies, Inc., a Texas corporation and wholly owned subsidiary of the Company (the “LeTourneau Common Stock”).  As consideration for the LeTourneau Common Stock, the Company will receive $1.1 billion in cash at closing, subject to a post-closing working capital adjustment as provided in the Purchase Agreement.  The Purchase Agreement contains customary representations, warranties and covenants by the parties for transactions of this nature.  Closing of the transaction is contingent on the satisfaction of customary conditions, including the receipt of applicable regulatory approvals.  Neither the Company nor any of its affiliates have had a material relationship with the Buyer, other than in respect of the Purchase Agreement.

The Purchase Agreement contains representations, warranties and disclosures that were made by the parties to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in these representations, warranties and disclosures were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations or other factors agreed to by the parties in connection with negotiating the terms of the transaction. Moreover, certain of these representations, warranties and disclosures may not be accurate and complete as of any specified date because they may be subject to contractual standards of materiality that differ from standards generally applicable to investors and have been used to allocate risk among the parties rather than to establish matters as facts or otherwise. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Purchase Agreement as statements of factual information.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  There can be no assurances that the transaction will be completed on the proposed terms or at all.

Item 7.01. Regulation FD Disclosure.

On May 16, 2011, the Company issued a press release announcing the Company’s entry into the Purchase Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

2.1	Stock Purchase Agreement, dated as of May 13, 2011, by and between Rowan Companies, Inc., as seller, and Joy Global Inc., as buyer.
99.1	Press release dated May 16, 2011 announcing entry into Stock Purchase Agreement.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.
Dated: May 18, 2011
	By:	/s/ William H. Wells
William H. Wells
Senior Vice President, Chief Financial Officer
and Treasurer

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of May 13, 2011, by and between Rowan Companies, Inc., as seller, and Joy Global Inc., as buyer.
99.1	Press release dated May 16, 2011 announcing entry into Stock Purchase Agreement.